WARRANT
THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(i)    REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND
(ii)    AGREES FOR THE BENEFIT OF Infrastructure and Energy Alternatives, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN EXCEPT:
a. TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
b. PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
c. PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER OF THIS SECURITY OR ANY SECURITY ISSUABLE UPON EXERCISE OF THIS SECURITY, IF ANY, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
Warrant Certificate No.: W-6
Original Issue Date: November 14, 2019
FOR VALUE RECEIVED, Infrastructure AND Energy Alternatives, INC., a Delaware corporation (the “Company”), hereby certifies that ASOF HOLDINGS I, L.P., a Delaware limited partnership, or its registered assigns (the “Holder”) is entitled to purchase from the Company a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the Warrant Share Number at a purchase price per share of $0.0001 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1.
This Warrant has been issued pursuant to the terms of the Equity Commitment Agreement, dated as of October 29, 2019, by among the Company, the Holder and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Commitment Agreement”).

1.	Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.

”Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.
“Automatic Exercise” has the meaning set forth in Section 3(f).
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Change of Control” means any (a) direct or indirect acquisition (whether by a purchase, sale, transfer, exchange, issuance, merger, consolidation or other business combination) of shares of capital stock or other securities, in a single transaction or series of related transactions, (b) merger, consolidation or other business combination directly or indirectly involving the Company (c) reorganization, equity recapitalization, liquidation or dissolution directly or indirectly involving the Company, in each case for clauses (a) - (c) which results in any one Person, or more than one Person that are Affiliates or that are acting as a group, acquiring direct or indirect ownership of equity securities of the Company which, together with the equity securities held by such Person, such Person and its Affiliates or such group, constitutes more than 50% of the total direct or indirect voting power of the equity securities of the Company, taken as a whole, or (d) direct or indirect sale, lease, exchange, transfer or other disposition, in a single transaction or series of related transactions, of assets or businesses that constitute or represent all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole; provided, that no Change of Control shall be deemed to have occurred pursuant to clause (a) due to the acquisition of shares of Common Stock by Oaktree or its Affiliates upon (x) the conversion of shares of Series A Preferred Stock held by Oaktree or its Affiliates on the date hereof (after giving effect to the Closing) into shares of Common Stock, (y) pursuant to Section 3.6 of the Merger Agreement or (z) the exercise of any Warrants.
“Closing” has the meaning given such term in the Commitment Agreement.
“Closing Date” has the meaning given such term in the Commitment Agreement.
“Commitment Agreement” has the meaning set forth in the preamble.
“Common Stock” means the common stock, par value $0.0001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.
“Company” has the meaning set forth in the preamble.
“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.
“Deemed Liquidation Event” means, directly or indirectly, in one or more related transactions, (a) a liquidation or dissolution of the Company in accordance with the terms and subject to the conditions set forth in the Certificate of Incorporation, (b) any merger, consolidation, recapitalization, reorganization or sale of the Company, or sale, transfer or issuance of voting securities of the Company or any other transaction or series of related transactions, in each case, in which the holders of voting securities of the Company owning a majority of the voting power of the Company immediately prior to such transaction do not own and control a majority of the voting power represented by the outstanding equity of the surviving entity after the closing of such transaction or (c) any sale, transfer or disposition of all or substantially all of the assets of the Company to another Person in one or more transactions.
“Ex-dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance,

dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market; provided that if the Common Stock does not trade on an exchange or market, the “Ex-Dividend date” shall mean the record date for such issuance, dividend or distribution.
“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York City time, on a Business Day, including, without limitation, the receipt by the Company of the Notice of Exercise, the Warrant and the Aggregate Exercise Price.
“Exercise Period” has the meaning set forth in Section 2.
“Exercise Price” has the meaning set forth in the preamble.
“Fair Market Value” means, as of any particular date: (a) the volume weighted average price per share of the Common Stock for each Business Day referred to below on the principal domestic securities exchange on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock on such exchanges at the end of such Business Day referred to below; (c) if on any such Business Day referred to below the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such Business Day referred to below; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such Business Day referred to below; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder. If such parties are unable to reach agreement within ten (10) Business Days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair market value of such consideration will be determined within ten (10) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.
“Funded Commitment Amount” has the meaning given to such term in the Commitment Agreement.
“Holder” has the meaning set forth in the preamble.
“Merger Agreement” means that certain Agreement and Plan of Merger, dated November 3, 2017, by and among the Company, IEA Energy Services, LLC, a Delaware limited liability company, Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company, and the other parties thereto.
“Notice of Exercise” has the meaning set forth in Section 3(a)(i).
“Oaktree” means Oaktree Power Opportunities Fund III Delaware, L.P.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.
“Original Issue Date” means November 14, 2019.
“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.
“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, association, incorporated organization or government or department or agency thereof.
“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.
“Series A Preferred Stock” means the Series A Preferred Stock of the Company.
“Series B-3 Preferred Stock” means the Series B-3 Preferred Stock of the Company.
“Stockholder Rule 5635 Approval” has the meaning given such term in the Commitment Agreement.
“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.
“Warrant Share Number” means, at any time, the aggregate number of Warrant Shares for which this Warrant is exercisable at such time, as such number may be adjusted from time to time pursuant to the terms hereof. The Warrant Share Number shall initially be 2,453,516.
“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2.	Term of Warrant. Subject to the terms and conditions hereof, the Holder of this Warrant may exercise this Warrant on or after the date hereof at any time and from time to time (the “Exercise Period”).
3.Exercise of Warrant.
(a)Exercise Procedure. This Warrant may be exercised for any or all unexercised Warrant Shares upon:
(i)surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with a notice of exercise (each a “Notice of Exercise”) substantially in the form attached hereto as Exhibit A, duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and
(ii)payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).
(b)Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Notice of Exercise, by the following methods:
(i)by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii)by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or
(iii)any combination of the foregoing.
In the event of any withholding of Warrant Shares pursuant to clause (ii) or (iii) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) the Fair Market Value of one Warrant Share as of the Exercise Date.
(c)Delivery of Stock Certificates and/or Book-Entry Shares. Upon receipt by the Company of a Notice of Exercise, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, at the option of the Holder, either (i) execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise or (ii) cause to be issued to such Holder by entry on the books of the Company (or the Company’s transfer agent, if any) the Warrant Shares issuable upon such exercise, in each case, together with cash in lieu of any fraction of a share, as provided in Section 3(b). The stock certificate or certificates or book-entry interests of Warrant Shares so delivered or issued, as the case may be, shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Notice of Exercise and shall be registered in the name of the Holder or, subject to compliance with Section 5 below, such other Person's name as shall be designated in the Notice of Exercise. This Warrant shall be deemed to have been exercised and such certificate or certificates or book-entry interests of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.
(d)Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates or book-entry interests representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.
(e)Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, warrants, covenants and agrees as follows:
(i)This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.
(ii)All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.
(iii)The Company shall use commercially reasonable efforts to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
(iv)The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.
(f)Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or treasury shares constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
(g)Holders Exercise Limitation. Subject to the provisions set forth in Section 5.6(ii) of the Commitment Agreement, until Stockholder Rule 5635 Approval is obtained, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to this Section 3 or otherwise, to the extent that after giving effect to such exercise as set forth on the applicable Notice of Exercise, such exercise would cause the Company to have issued a number of Warrant Shares with respect to Warrants issued pursuant to the Commitment Agreement, together with any shares of Common Stock issued upon the exercise of warrants as contemplated by the Commitment Agreement or in transactions that would otherwise require shareholder approval under Nasdaq Rule 5635 that are contemplated by the Commitment Agreement (in each case, to the extent such warrants or Common Stock are actually issued by the Company pursuant to legally binding definitive agreements among the applicable parties), greater than 19.9% of the Company’s outstanding Common Stock or outstanding voting power immediately prior to the Closing on the Closing Date. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.
4.Adjustments. In order to prevent dilution of the purchase rights granted under this Warrant, the Warrant Share Number issuable upon exercise of this Warrant shall be subject to adjustment (an “Adjustment”) from time to time as provided in this Section 4 (in each case, after taking into consideration any prior Adjustments pursuant to this Section 4).
(a)Adjustment to Number of Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities to all or substantially all the holders of the Common Stock, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, in each case other than any such transaction covered by Section 4(b), Section 4(c), or Section 4(d), the Warrant Share Number immediately prior to any such dividend, distribution or subdivision shall be proportionately increased so that the Holder shall be entitled to receive upon the exercise of this Warrant the number of shares of Common Stock or other securities of the Company that the Holder would have owned or would have been entitled to receive upon or by reason of any event described above, had this Warrant been exercised or converted immediately prior to the occurrence of such event. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Warrant Share Number immediately prior to such combination shall be proportionately decreased so that the Holder shall be entitled to receive upon the exercise of this Warrant the number of shares of Common Stock or other securities of the Company that the Holder would have owned or would have been entitled to receive upon or by reason of any event described above, had this Warrant been exercised or converted immediately prior to the occurrence of such event. Any Adjustment under this Section 4(a) shall become effective immediately after the open of business on the Ex-dividend Date for such dividend or immediately after the open of business on the effective date for such subdivision or combination.
(b)Adjustment Upon Cash Distributions and Other Distributions. If the Company distributes to the holders of Common Stock, (x) cash or any other property or securities, or (y) any rights, options or warrants to subscribe for or purchase any of the foregoing (other than, in each case set forth in clause (x) and clause (y), any dividend or distribution described in Section 4(a) or Section 4(d)), then, in each such case, the Holder shall be entitled to participate in such distribution to the same extent that the Holder would have participated therein if the Holder had exercised this Warrant in full immediately before the date of which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such distribution. For the avoidance of doubt, no repurchase or redemption by the Company or any of its subsidiaries of any securities of the Company shall be considered a distribution.
(c)Adjustment Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person, (v) Deemed Liquidation Event or (vi) other similar transaction, in each case which entitles all or substantially all of the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets or consideration with respect to or in exchange for Common Stock, each Warrant shall, immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction, be canceled (without any action of the Holder and regardless of any limitation or restriction on the exercisability of this Warrant that may otherwise be applicable) with the Holder entitled to receive the kind and number of shares of stock, securities, cash or other assets or consideration resulting from such transaction to which the Holder would have been entitled as a holder of the applicable number of Warrant Shares then issuable hereunder as a result of such exercise if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant). The Company shall make provision for compliance with this Section 4(c) in the agreements, if any, relating to such transactions, if necessary to give effect to this Section 4(c).
(d)Adjustment of Warrant Upon Spin-off. If, at any time after the issuance of this Warrant but prior to the exercise hereof, the Company shall spin‑off another Person (the “Spin‑off Entity”), then the Company (a) shall issue to the Holder a new warrant to purchase, at the Exercise Price, the number of shares of common stock or other proprietary interest in the Spin‑off Entity (and any other consideration) that the Holder would have owned had the Holder exercised or converted this Warrant immediately prior to the consummation of such spin‑off and (b) shall make provision therefor in the agreement, if any, relating to such spin-off. Such new warrant shall provide for rights and obligations which shall be as nearly equivalent as may be practicable to the rights and obligations provided for in this Warrant. The provisions of this Section 4(d) (and any equivalent thereof in any such new warrant) shall apply to successive transactions.
(e)Certificate as to Adjustment.
(i)As promptly as reasonably practicable following any adjustment of the number of Warrant Shares pursuant to the provisions of this Section 4, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an officer of the Company setting forth in reasonable detail such Adjustment and the facts upon which it is based and certifying the calculation thereof.
(ii)As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than five (5) Business Days thereafter, the Company shall furnish to the Holder a certificate of an officer of the Company certifying the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.
(f)Notices. In the event:
(i)that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (including any spin-off); or
(ii)of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person;
(iii)of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or
(iv)any other event that may cause an Adjustment;
then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) Business Days or, if less, as soon as practicable, prior to the applicable Ex-dividend Date, record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the Ex-dividend Date, the record date for such dividend or distribution, and a description of such dividend or distribution, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or other event is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or other event, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.
(g)In the event that more than one Adjustment is required to be made in connection with an event or series of events, the Adjustments pursuant to this Section 4 shall be applied in such order as to provide the holders of the Warrants with the benefits to which they would have been entitled had the Warrants been exercised immediately prior to the earliest record date for such events.
5.Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon and in Section 8, this Warrant and all rights hereunder are and will be transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed assignment agreement in form and substance reasonably satisfactory to the Company, together with funds sufficient to pay any transfer taxes described in the proviso to Section 3(e)(iv) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.
6.Holder Not Deemed a Stockholder; Limitations on Liability. Except as expressly set forth herein, this Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company until the Holder has received Warrant Shares issuable upon exercise of this Warrant pursuant to the terms hereof, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends (except as set forth in Section 5) or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
7.Replacement on Loss; Division and Combination.
(a)Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed.
(b)Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, including the provisions of Section 8, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.
8.Compliance with the Securities Act.
(a)Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form:

“THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(i)    REPRESENTS THAT IT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF REGULATION D AS PROMULGATED UNDER THE SECURITIES ACT, AND
(ii)    AGREES FOR THE BENEFIT OF INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND THE SECURITIES, IF ANY, ISSUABLE UPON EXERCISE OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN EXCEPT:
a. TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
b. PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
c. PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER OF THIS SECURITY OR ANY SECURITY ISSUABLE UPON EXERCISE OF THIS SECURITY, IF ANY, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”
The requirement imposed by this Section 8 shall cease and terminate as to this Warrant or any particular Warrant Share when, in the written opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act. Wherever such requirement shall cease and terminate as to this Warrant or any Warrant Share, the Holder or the holder of such Warrant Share, as the case may be, shall be entitled to receive from the Company, without expense, a new warrant or a new stock certificate, as the case may be, not bearing the legend set forth in this Section 8.
(b)Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:
(i)The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.
(ii)The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.
9.Tax Treatment. The parties hereto agree that (i) the Warrant shall be treated as common equity of the Company for U.S. federal, and applicable state and local, income tax purposes and (ii) the exchange of the Warrant for Warrant Shares pursuant to Section 3 shall be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. The parties hereto agree that the aggregate fair market value of the Warrant on the date hereof is $2.84 per Warrant Share and that such amount of the Holder’s Funded Commitment Amount will be allocable to the Holder’s Warrants ratably on the basis of the number of Warrant Shares with the balance of the Funded Commitment Amount allocable to the Holder’s shares of Series B-3 Preferred Stock for U.S. federal, and applicable state and local, income tax purposes. If a Holder receives additional Warrants pursuant to Section 5.6 of the Commitment Agreement, such additional Warrants will be treated as an adjustment to purchase price of the Holder’s Warrants and the Holder’s shares of Series B-3 Preferred Stock for U.S. federal, and applicable state and local, income tax purposes, with such additional Warrants valued at the same amount stated in the first sentence of this Section 2.3, and the allocation of the Holder’s Funded Commitment Amount pursuant to this Section 9 and Section 2.3 of the Commitment Agreement shall be readjusted accordingly. The parties hereto shall prepare their respective U.S. federal, and applicable state and local income Tax Returns in a manner consistent with the foregoing treatment and allocation.
10.Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.
11.Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11).

If to the Company:	Infrastructure and Energy Alternatives, Inc. 6325 Digital Way, Suite 460 Indianapolis, Indiana 46278 Attn: Gil Melman, Esq. Tel: (765) 828-3513 Email: Gil.Melman@iea.net
with a copy to (which shall not constitute notice):	Kirkland & Ellis LLP 333 South Hope Street 29th Floor Los Angeles, CA 90071 Attn: Tana Ryan, Esq. Tel: (213) 680-8430 Email: tryan@kirkland.com	Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attn: Michael Kim, Esq. Tel: (212) 446 4746 Email: michael.kim@kirkland.com
If to the Holder:	c/o Ares Management LLC 2000 Avenue of the Stars, 12th Floor Los Angeles, CA 90067 Email: sgraves@aresmgmt.com PEGeneralCounsel@aresmgmt.com Attention: Scott Graves with a copy to (which shall not constitute notice):
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:Kenneth M. Schneider
                   Lawrence G. Wee
Facsimile:(212) 492-0303
(212) 492-0052
Email:kschneider@paulweiss.com, lwee@paulweiss.com

12.
Entire Agreement. This Warrant, the Commitment Agreement and the Registration Rights Agreement dated as of March 26, 2018 by and among the Company, IEA Parent, M III Sponsor I LLC and M III Sponsor I LP, Cantor Fitzgerald & Co., Mr. Osbert Hood, Mr. Philip Marber, Ares and OT POF IEA Preferred B Aggregator, L.P., as amended from time to time, constitute the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the provisions contained in this Warrant and the Commitment Agreement, the provisions contained in this Warrant shall control.

13.Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.
14.No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.
15.Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

16.Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
17.Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.
18.Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial.
(a)This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.
(b)The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of competent jurisdiction, in each case without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
(c)Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware), for the purposes of any action or legal proceeding arising out of this Warrant and the rights and obligations arising hereunder, and irrevocably and unconditionally waives any objection to the laying of venue of any such action or legal proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or legal proceeding has been brought in an inconvenient forum. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 11 shall be effective service of process for any such action or legal proceeding.
(d)Each party hERETO Hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect OF any ACTION, CLAIM OR LEGAL PROCEEDING directly or indirectly arising out of, under or in connection with this WARRANT. Each party HERETO (i) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of ANY ACTION, CLAIM OR LEGAL PROCEEDING, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties HERETO have been induced to enter into this WARRANT by, among other things, the mutual waivers and certifications in this SECTION 18.
19.Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.
20.No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
By: /s/ John P. Roehm Name: John P. Roehm Title: Chief Executive Officer

Accepted and agreed,
ASOF HOLDINGS I, L.P. By: ASOF Management, L.P., its general partner By: ASOF Management GP LLC, its general partner
By: /s/ Aaron Rosen Name: Aaron Rosen Title: Authorized Signatory

EXHIBIT A
NOTICE OF EXERCISE

Infrastructure and Energy Alternatives, Inc.
6325 Digital Way, Suite 460
Indianapolis, Indiana 46278
Attn: Gil Melman

Date: [•]

Pursuant to the provisions set forth in the Warrant (Warrant Certificate No.: W-1), dated as of November 14, 2019 (the “Warrant”), attached hereto as Annex I, the undersigned hereby irrevocably elects to exercise such Warrant and hereby notifies you of such election to purchase [•] Warrant Shares and herewith makes payment of $[•] (the “Aggregate Exercise Price”) in accordance with Section 3(b) of the Warrant, representing the full payment of the Aggregate Exercise Price for such Warrant Shares. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Warrant.
Number of Warrant Shares (check the box that applies).
This Notice of Exercise involves fewer than all of the Warrant Shares that are exercisable under the Warrant and I retain the right to exercise my Warrant for the balance of the Warrant Shares remaining in accordance with the terms and subject to the conditions of the Warrant. I hereby request that the Company deliver to me a new Warrant evidencing my rights to purchase the unexpired and unexercised Warrant Shares.
This Notice of Exercise involves all of the Warrant Shares that are exercisable under the Warrant, which Warrant is hereby enclosed herewith and surrendered to the Company hereby (or, in the case of its loss, theft or destruction, the undersigned undertakes to indemnify the Company from any loss as a result thereof).
Payment of Aggregate Exercise Price (check the box(es) that applies).
Payment of the Aggregate Exercise Price will be made by delivery to the Company of a certified or official bank check payable to the order of the Company in the amount of $[•];
Payment of the Aggregate Exercise Price will be made by wire transfer of immediately available funds to an account designated in writing by the Company; or
Payment of the Aggregate Exercise Price will be made by instructing the Company to withhold [•] Warrant Shares issuable upon the exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price.

[HOLDER]
By: _____________________________
Name:_____________________________
Title: _____________________________

ANNEX I
WARRANT
[To be attached.]